UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On June 3, 2014, the Company announced financial results for the fiscal 2014 first quarter (13 weeks) ended April 29, 2014. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 to the Company’s Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on May 29, 2014 in Houston, Texas. At the Annual Meeting of Stockholders, the stockholders voted on the following two proposals and cast their votes as follows:

Proposal 1:

John W. Childs, Joseph M. Fortunato and Adam L. Suttin were elected as directors to serve three-year terms expiring in 2017. The voting details are as follows:

	For	Withheld Authority	Broker Non-Vote
John W. Childs	30,695,294	73,134	420,132
Joseph M. Fortunato	30,701,826	66,602	420,132
Adam L. Suttin	30,486,150	282,278	420,132

Proposal 2:

Proposal 2 was a proposal to ratify the appointment by the audit committee of the board of directors of the Company of Deloitte & Touche LLP, independent public accountants, as the Company’s auditors for the fiscal year ending February 3, 2015. This proposal was approved and the voting details are as follows:

For	Against	Abstain
31,178,577	2,750	7,233

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: June 3, 2014	By:	/s/ Jim R. Black
Jim R. Black
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated June 3, 2014.